An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

27,200,000 Shares of Common Stock

Minimum purchase: 2,000 Shares ($1,000.00)

We are offering a minimum of 3,500,000 shares of common stock and a maximum of 27,200,000 shares of common stock on a “best efforts” basis. The offered shares consist of 20,000,000 newly issued shares (the “Company Offered Shares”) and 7,200,000 of our outstanding shares to be sold by three of our shareholders (the “Selling Securityholder Shares”). We will not receive any of the proceeds from the sale of the Selling Securityholder Shares in the offering. Shares sold in the offering will be allocated pro rata between the Company Offered Shares and Selling Securityholder Shares.

If $1,750,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in escrow on or before ______________ (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period. If this minimum offering amount has been deposited by _________________, the offering may continue until the earlier of ____________ (which date may be extended at our option) or the date when all shares have been sold. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the OTCQB marketplace and expect to trade under the symbol “_____” upon the completion of this offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

	Number of Shares	Price to Public	Underwriting discounts and commissions (1)	Proceeds to issuer (2)
Per share:	1	$0.50	$0.00	$0.37
Total Minimum:	3,500,000	$1,750,000	$0.00	$1,286,765
Total Maximum:	27,200,000	$13,600,000	$0.00	$10,000,000

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	Does not include expenses of the offering, including costs of blue sky compliance and fees to be paid to [outsourced processing company], estimated to be $______ and $_______ for the minimum and maximum offering amounts, respectively. See “Plan of Distribution.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part II of Form 1-A

Tao Entertainment, Inc., 9061 Keith Avenue, #206, West Hollywood, California 90069

(303) 503-8631; www.tao-entertainment.com

The date of this Preliminary Offering Circular is January 28, 2019

TABLE OF CONTENTS

Page

Number

OFFERING SUMMARY	3

RISK FACTORS	4

DILUTION	12

USE OF PROCEEDS	13

BUSINESS	14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	22

DIRECTORS AND EXECUTIVE OFFICERS	24

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	25

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	26

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	27

SECURITIES BEING OFFERED	28

SELLING SECURITYHOLDERS	29

PLAN OF DISTRIBUTION	30

FINANCIAL STATEMENTS	32

2

OFFERING SUMMARY

The following summary highlights selected information contained in this offering circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this offering circular, including, but not limited to, the risk factors beginning on page 4. References to “we,” “us,” “our,” or the “company” mean Tao Entertainment, Inc.

Our Company

Tao Entertainment, Inc. (“Tao” or the “Company”) develops and produces independent quality motion pictures for wide release, while maintaining strict cost controls. It aims to make projects that possess exceptional quality, starting with the script, and that are commercially exploitable and competitive. Tao plans to produce two to three films over the next five-year period, with budgets ranging from $1 million to $10 million.

This Offering

Securities offered by the Company	Up to 20,000,000 shares of common stock (“Company Offered Shares”)

Securities offered by certain shareholders	Up to 7,200,000 shares of common stock (“Selling Securityholder Shares”)

Minimum-maximum offering	Shares sold in the offering will be allocated pro rata between the Company Offered Shares and Selling Securityholder Shares. If $1,750,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in escrow on or before ______________ (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period. If this minimum offering amount has been deposited by _________________, the offering may continue until the earlier of ____________ (which date may be extended at our option) or the date when all shares have been sold.

Common stock outstanding before the offering	251,257,350 shares

Common stock outstanding after the offering	253,830,879 shares (Minimum Offering) 271,257,350 shares (Maximum Offering)

Use of proceeds	The net proceeds of this offering to us, after deducting estimated offering expenses, will range from $1,091,059 (Minimum Offering) to $9,281,500 (Maximum Offering) and will be used primarily to prepare for the next level of fundraising for film projects, general corporate purposes, and to develop one or more motion pictures. We will pay all of the expenses of the offering, but will not receive any of the proceeds from the sale of the Selling Securityholder Shares in this offering.

Risk factors	Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this offering circular.

3

RISK FACTORS

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this offering circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Related to our Business and Industry

We have a limited operating history and have not yet generated any revenues.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. Our operating subsidiary was formed in June 2012 and we have produced only one motion picture. To date, we have no revenues. We intend in the longer term to derive substantial revenues from the distribution of our films. While several films are in the planning and development stage, the revenues generated will come after the completion and marketing of the project. Some projects are completed timely and sold quickly, while others take time to obtain the interest of prospective distributors in market and distribution. It is difficult to predict such uncertainties. We cannot assure you that our motion pictures can be commercially successful.

It is anticipated that we will experience an increase in losses prior to the distribution of our films.

For the fiscal year ended December 31, 2017, we generated a loss of $26,545, and for the six months ended June 30, 2018, we generated a loss of $14,298 (unaudited). We anticipate generating a significant loss for the current fiscal year. The independent auditor’s report on our financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We have no revenues, and are currently in debt. Even if we are able to successfully develop and produce our films, there can be no assurance that we will be commercially successful. If we are to ever achieve profitability, we must have a successful distribution of our films, which may not occur.

We have a significant amount of debt.

As of December 31, 2017, our audited balance sheet reflected outstanding loans totaling $342,928, of which $18,145 is classified as short-term.

We have a significant working capital deficiency.

At December 31, 2017, our working capital deficit was $17,835. This deficit increased to $22,490 (unaudited) at June 30, 2018. We have relied upon loans and capital contributions to sustain the operations of the Company.

Our auditor has substantial doubts as to Tao Entertainment’s ability to continue as a going concern.

Our auditor's report on our December 31, 2017 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business.  We currently do not have sufficient funds to execute our business plan.  Our available funds to date have consisted of contributed capital and loan proceeds.  None of our officers or directors have any obligation to continue to make such contributions in the future and may be unable or unwilling to loan or advance any capital to us.  As such, there can be no assurances that the Company will have sufficient capital to continue its current operations or implement its business plan which would result in losses to investors.

4

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in the common stock could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common stock which we sell could be sold into any market which develops, which could adversely affect the market price.

Early failures would impair our ability to attract additional capital.

Our business model contemplates success from our first productions.  That is, we are anticipating revenue from our productions to finance additional productions.  In the event that our early productions are not profitable, we will need to raise additional capital from outside investment.  There are no guarantees that we will be able to raise such capital, or that if we are able to, that it will be on favorable terms.  Early failures are likely to make such additional financing more “expensive” because investors are not likely to be willing to pay for “past mistakes.”

We will not receive revenue from our film production until production is completed and even if completed, there are no assurances that we will receive any revenue.

Upon completion of this Offering, we intend to develop several pre-production packages for feature films that we intend to produce.  The production and distribution of a motion picture is a time consuming process.  Pre-production on a picture will generally extend for a minimum of two to three months or more.  Principal photography may extend for several weeks or more.  Post-production may extend from three to four months or more.  Distribution and exhibition of motion pictures generally may continue for years before any revenue is realized or generated, if at all.

We will not be able to completely diversify to mitigate the risks associated with the production of each film we intend to produce.

Particularly as produced by independent filmmakers, each motion picture is a separate business venture with its own management, employees and equipment and its own budgetary requirements. Although we are attempting to minimize this by maintaining a slate of projects, there are substantial risks associated with film production, including death or disability of key personnel, other factors causing delays, destruction or malfunction of sets or equipment, the inability of production personnel to comply with budgetary or scheduling requirements and physical destruction or damage to the film itself.  Significant difficulties such as these may materially increase the cost of production or may cause the entire project to be abandoned.  Because we intend to rely on the same personnel for more than one film project, it will be impossible for us to completely diversify in a manner to mitigate these potential risks.

Our film projects may not be accepted by the market and our business may fail as a direct result of such lack of market acceptance.

The ultimate profitability of any motion picture depends upon its audience appeal in relation to the cost of its production and distribution.  The audience appeal of a given motion picture depends, among other things, on unpredictable critical reviews and changing public tastes, and such appeal cannot be anticipated with certainty.  If certain segments of the viewing public do not like, are unwilling to pay for or otherwise disprove of our productions, our business may fail.

5

The premature abandonment of projects may result in losses to investors and impair our overall results of operations.

The production or distribution of our film projects may be abandoned at any stage if further expenditures do not appear commercially feasible, with the resulting loss of some or all of the funds previously expended on the development, production or distribution of our film projects, including funds expended in connection with the development of any screenplays and the pre-production of the projects. In the event that we determine that it is in the best interest of our shareholders to abandon a project, it is unlikely that we will be able to recoup any of our costs.

Cost overruns will affect our results of operations and may cause the failure of our business.

The costs of producing motion pictures are often underestimated and may be increased by factors beyond our control.  Such factors may include weather conditions, illness of technical and artistic personnel and requirements, labor disputes, governmental regulations, equipment breakdowns and other production disruptions.  While we intend to engage production personnel who have demonstrated abilities to complete films within assigned budgets, the risk of a film running over budget is always significant and may have a substantial adverse impact on our profitability.

We are dependent on our officers, directors and employees for our success.

Failure to retain such personnel could adversely affect the Company.  We may initiate a key-person insurance policy for Messrs. Stone and Reina; and may initiate key person life insurance on additional officers and possibly other members of our management team, but as of yet, have not secured such insurance.  Our future operations will depend, in part, on our ability to attract, employ and retain additional qualified employees.  No assurance can be given that we will be able to attract or retain such personnel.

We rely on consultants and if we are unable to retain these or other similarly qualified individuals, we may not be able to carry out our business operations.

We are dependent upon service providers, particularly actors, editors, writers, and camera crews.  Loss of their services could adversely affect our business and our ability to maintain our operations or develop new products.  We have not entered into any employment or non-competition agreements with these individuals and do not plan to in the future.  Our success will depend on our ability to attract and retain qualified personnel.  If we cannot attract and retain the necessary individuals, our operating results will suffer.

Costs associated with our business, including production and input costs are not fixed and might increase, creating uncertainty about our ability to meet our plan of operations.

We have not established long-term contracts with our consultants or other third-party suppliers we intend to rely on.  The lack of long-term contracts could result in an increase in what we pay these individuals for their services.  An increase in the production costs will reduce our margins and might make our projects uneconomical, leading to the failure of our business.

We do not intend to use unionized labor or seek to have any of our projects backed by completion bonds.

Our business plan is based on our position as a low to mid budget film producer.  As part of that plan, we intend to use only non-union talent and service providers.  While this may save costs, it may also limit the availability of talent and service providers because many actors and established service providers have significant limitations on their ability to work on non-union film projects.  As such, our projects will not have the draw and audience appeal that well-known actors could bring to a project.

6

Further, we do not intend to use completion bonds to insure that our projects are completed on time or on budget.  Thus, if a particular project is not completed on time or on budget, there will be no third-party oversight to “take control” of a project.  If we underestimate costs or timing, our projects may not be economically viable and/or we may not be able to complete them which could result in losses to investors.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

If we engage in foreign distribution of our films, a portion of our revenue and expenses are expected to be denominated in currencies other than U.S. dollars.  Additionally, international operations are subject to certain risks inherent in doing business abroad, including:

•	Exposure to local economic and political conditions;
•	Foreign exchange rate fluctuations and currency controls;
•	Withholding and other taxes on remittances and other payments by subsidiaries
•	Investment restrictions or requirements;
•	Export and import restrictions;
•	Compliance with local regulations on censuring, licensing and qualification fees; and
•	Greater potential for our films to be pirated.

Expanding our business in other countries, and developing our business relationships with manufacturers in such jurisdictions are important elements of our strategy.  As a result, our exposure to the risks described above may be greater in the future.  The likelihood of such risks and their potential effect on us may vary from country to country and are unpredictable.  However, any such occurrences could be harmful to our business and our profitability, thereby resulting in a decline in the value of our common stock.

Risks Relating to the Motion Picture Industry

We face intense competition in the market from larger more established companies that offer a wider array of products.  These competitors will make it difficult for us to offer competing products and grow our business.

In the production phase, competition will affect our ability to obtain the services of preferred performers and other creative personnel.  We will be competing with the producers of other films in arranging for distribution in the domestic theatrical marketplace and in other markets and media.  In the distribution phase, competition will limit the availability of theaters required for the successful distribution of our products.  These products will be competing directly with other motion pictures and indirectly with other forms of public entertainment.  Companies that are larger, better funded, and have longer operating histories dominate our industry.  We may not be able to compete successfully against our future competitors and competition could have a material adverse effect on our business, results of operations and financial condition.  Our potential competitors may develop superior products and services that achieve greater market acceptance than ours.  Accordingly, failure of our marketing campaign to expand our distribution channels will result in the failure of the business.

Industry changes may have a negative impact on our operations.

The entertainment business in general, and the motion picture business in particular, are undergoing significant changes, primarily due to technological developments.  These developments have resulted in the availability of alternative forms of leisure time entertainment, including expanded pay and basic cable television, syndicated television, and video games.  During the last several years, revenues from licensing of motion pictures to network television have decreased (and fewer films are now being licensed for any price to network television), while revenues from pay television and the Internet have increased relative to network.  The level of theatrical success remains a critical factor in generating revenues in these ancillary markets.  It is impossible to accurately predict the effect that these and other new technological developments may have on the motion picture industry.  These uncertainties, as well as others outlined herein, may have a negative impact on our operations and could result in the complete failure of our business.

7

Our success depends on our ability to develop, maintain and increase our sales distribution channels.  The inability to establish distribution channels may severely limit our growth prospects.

Our business success is completely dependent on our ability to develop, maintain and expand our distribution channels.  Revenues derived therefrom represent vital funds for our continued operations.  The loss or damage of any of our business relationships and or revenues derived therefore will result in the inability to market and produce our products.

Any disruptions or failures on the distribution of our films may result in the failure of our business.

The profitable distribution of a motion picture depends in large part on the availability of one or more capable and efficient distributors who are able to arrange for appropriate advertising and promotion, proper release dates and bookings in first-run and other theaters.  We intend to enlist a public relations firm to create additional publicity for our projects; however, no such arrangement has yet been made.  Presently, we have no distribution arrangements and there can be no assurance that profitable distribution arrangements will be obtained for our projects or that our projects can or will be distributed profitably.   Any disruptions, delays or failures in this aspect of our business could result in the failure of our business.

Our success may be dependent on foreign markets.

Many films are released each year that are not commercially successful and fail to recoup their production costs from the United States theatrical distribution.  Foreign and ancillary markets have, therefore, become increasingly important.  As such, we may rely on foreign and ancillary markets for our revenue.  Although both foreign and ancillary markets have grown, neither provides a guarantee of revenue.  Licensing of a motion picture in the ancillary markets is particularly dependent upon performance in theatrical distribution.  Thus, if one of our motion pictures is not an artistic or critical success or if, for any reason, it is not well-received by the public, it may be a financial failure.  There are no assurances that all of our films will not be financial failures, resulting in a complete failure of our business.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The motion picture industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, payment for services and payment for creative talent.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Foreign distribution rules and regulations may have an adverse impact on our operations.

Foreign distribution of a motion picture (i.e., outside the United States and Canada) may require the use of various foreign distributors.  Some foreign countries may impose government regulations on the distribution of films.  Also revenues derived from the distribution of the films in foreign countries, if any, may be subject to currency controls and other restrictions that may temporarily or permanently prevent our ability to receive or account for such revenue.  To the extent that we have made the economic decision to pursue a particular film project based upon foreign distribution, our operations may suffer.

8

Risks Related to the Investment in our Common Stock

The ownership of our common stock is concentrated among existing executive officers and directors.

Upon the sale of all of the shares offered in this offering, our executive officers and directors will continue to own beneficially, in the aggregate, a vast majority of the outstanding shares. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of Tao Entertainment or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

Investors in this offering will experience immediate and substantial dilution.

Due to our significant accumulated deficit, investors in this offering will suffer immediate and substantial dilution of at least $0.47 per share or approximately 93% of the offering price of the shares if the maximum offering is sold or $0.49 per share or approximately 99% of the offering price if only the minimum offering is sold. Further, if all of the shares offered hereby are sold, investors in this offering will own approximately 7% of the then outstanding shares of common stock, but will have paid over 99% of the total consideration for our outstanding shares. See “Dilution.”

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company is selling the shares offered in this Offering Circular without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on our behalf by our officers, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this Offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

Investors cannot withdraw funds once invested and will not receive a refund.

Once the minimum 3,500,000 shares are sold, investors will not have the right to withdraw invested funds.  Subscription payments will be released from the escrow account to Tao Entertainment if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company.  Therefore, once the minimum shares are sold, investors will not have the use or right to return of such funds during the remaining Offering period or thereafter.

Tao Entertainment does not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

Tao Entertainment has not declared or paid any cash dividends on its capital stock since inception.  Tao Entertainment intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.  If no market develops for the common shares in the future, investors would lose their entire investment.

9

You may not be able to sell your shares in our Company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

There is currently no market for Tao Entertainment’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for Tao Entertainment’s common stock and there is no assurance that a market will develop.  If a market develops, it is anticipated that the market price of Tao Entertainment’s common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of Tao Entertainment’s projects in order to provide them to the public;
•	The ability to generate revenues from sales;
•	The ability to generate brand recognition of the Tao Entertainment products and services and acceptance by consumers;
•	Increased competition from competitors who offer competing services;
•	The Company’s financial condition and results of operations; and
•	The ability to continue to find and develop new screenplays and other intellectual property into viable commercial projects.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9, which established the definition of a “penny stock.”

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

10

While Tao Entertainment expects to apply for listing on the OTCQB, we may not be approved, and even if approved, shareholders may not have a market to sell their shares, either in the near term or in the long term.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.  While we expect to apply to the OTCQB, we may not be approved to trade on the OTCQB, and we may not meet the requirements for listing on the OTCQB.  If we do not meet the requirements of the OTCQB, our stock may then be traded on the OTCPink, and the market for resale of our shares would decrease dramatically, if not eliminated.

Shares eligible for future sale may adversely affect our stock price.

All of the presently outstanding shares of common stock, aggregating 251,257,350 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one-year holding period for such restricted securities may sell, within any three-month period (provided Tao is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  At such time as these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Tao’s common stock in any market that might develop.

11

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2018 was $(360,276) (unaudited), or $(0.0014) (unaudited) per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after June 30, 2018 other than the sale of 20,000,000 Company Offered Shares in this offering at the initial public offering price of $0.50 per share, our pro forma net tangible book value as of June 30, 2018 was $8,921,224 (unaudited) or $0.0329 (unaudited) per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.0343 per share of common stock to existing shareholders and an immediate dilution of $0.4671 per share of common stock to the new investors, or approximately 93.4% of the assumed initial public offering price of $0.50 per share. The following table illustrates this per share dilution:

	Minimum Offering	Maximum Offering
Initial price to public	$0.50	$0.50
Net tangible book value as of June 30, 2018	$(0.0014)	$(0.0014)
Increase in net tangible book value per share attributable to new investors	0.0043	0.0343
As adjusted net tangible book value per share after this offering	0.0029	0.0329
Dilution in net tangible book value per share to new investors	$0.4971	$0.4671

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on both a minimum and maximum offering basis:

Minimum Offering:

	Shares Purchased		Total Consideration		Average
	Number	Percent	Amount	Percent	Price Per Share
Existing investors	251,257,350	99.0%	$62,798	5.4%	$0.0002
New investors	2,573,529	1.0%	1,091,059	94.6%	$0.4240
Total	253,830,879	100.0%	$1,153,857	100.0%

Maximum Offering:

	Shares Purchased		Total Consideration		Average
	Number	Percent	Amount	Percent	Price Per Share
Existing investors	251,257,350	92.6%	$62,798	0.7%	$0.0002
New investors	20,000,000	7.4%	9,281,500	99.3%	$0.4641
Total	271,257,350	100.0%	$9,344,298	100.0%

Shares sold in the offering will be allocated pro rata between the Company Offered Shares and Selling Securityholder Shares. We will pay all of the expenses of the offering, but will not receive any of the proceeds from the sale of the Selling Securityholder Shares in this offering.

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USE OF PROCEEDS

We estimate that, at a per share price of $0.50, the net proceeds to us from the sale of all 27,200,000 shares in the Maximum Offering will be approximately $9,281,500, after deducting the estimated offering expenses of approximately $718,500. If only the minimum number of 3,500,000 shares is sold, the net proceeds to us will be approximately $1,091,059 after deducting estimated offering expenses of $195,706.

The net proceeds of this offering will be used primarily to prepare for the next level of fundraising for film projects, general corporate purposes, and to develop one or more motion pictures.

Accordingly, we expect to use the net proceeds as follows:

	Minimum Offering		Maximum Offering
	Amount	Percentage	Amount	Percentage
Preparation for next level of financing	$250,000	22.9%	$750,000	8.1%
General corporate purposes (1)	841,059	77.1%	1,000,000	10.8%
Film development and production	0	---	7,531,500	81.1%

TOTAL	$1,091,059	100.0%	$9,281,500	100.0%

(1)	A portion of working capital will be used for officers’ salaries.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing securities.

Shares sold in the offering will be allocated pro rata between the Company Offered Shares and Selling Securityholder Shares. We will pay all of the expenses of the offering, but will not receive any of the proceeds from the sale of the Selling Securityholder Shares in this offering.

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BUSINESS

Corporate Background

The Company was originally incorporated in Colorado on December 4, 2014 as Colorado Green Ventures, Inc. On February 9, 2018, it entered into a share exchange transaction with Tao Entertainment, Inc., a California corporation (“Tao CA”), and issued 151,000,000 shares of its common stock to acquire all of the issued and outstanding shares of Tao CA.

Tao CA was originally formed in California as a limited liability company on June 4, 2012 and later converted into a corporation on February 2, 2018. It conducts its business through a wholly-owned subsidiary, Egg White Productions, LLC, a California limited liability company, which was formed on June 4, 2012 to produce the film, Scrambled.

To date, Tao CA has produced only one film, Scrambled, which is being prepared for distribution. It has options to several projects in development to potentially go into production.

Industry

The motion picture industry is a constantly changing and multi-faceted business that consists of two principal activities: production and distribution. Production can be described as the developing, financing, and making of motion pictures. Distribution is the process of marketing and selling the final product to retailers such as theatrical exhibitors and other ancillary outlets.

According to the Motion Picture Association of America, in 2017, the global box office for all films released in each country around the world reached $40.6 billion, up from $38.6 billion in 2016. The U.S./Canada box office fell 2% to $11.1 billion, down from 2016’s record high of $11.4 billion, while the international box office grew to $29.5 billion from $27.4 billion in 2016. International box office accounted for 73% of total box office in 2017, as compared to 71% in 2016.1

Independent Film Sector

The major film studios have turned their attention to costly franchise pictures that generate multiple sequels and spinoffs that are high risk, but providing for potential higher upside. For example, Paramount Pictures has done five “Transformer” films, and plans to do more sequels and spinoffs. Coupled with the rapid growth of the internet and other content platforms, there is a growing demand for independent filmmakers to fill an increasing need for original content. This has created an opportunity for independent producers to make non-blockbuster movies and target the lower to middle budgeted films.

The efforts of independent films have been generally well-received, as independent films have received a significant portion of critical acclaim and awards. This type of recognition greatly enhances their value, particularly in ancillary markets.

The filmmaking unions have responded to the increasing number of independent films by instituting low-budget versions of their basic agreements, thereby allowing independent producers to hire the same top-tier talent and technicians used by the major film studios, but at significantly lower rates.

Production Overview

The following general description is a simplified overview of the process of producing and distributing motion pictures and is intended to be an aid to investors in understanding the motion picture business.  This overview does not describe what will necessarily occur in the case of any of our particular motion pictures.

1 https://variety.com/2018/digital/news/global-box-office-hits-record-40-6-billion-in-2017-u-s-attendance-lowest-in-23-years-1202742991/#!

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Production of Motion Pictures. During the filmmaking process, which may take approximately 12 to 24 months from the start of the development phase to theatrical release, a film progresses through several stages.  The four general stages of motion picture production are development, pre-production, principal photography and post-production.  A brief summary of each of the four general movie production stages follows:2

Development. In the development stage, underlying literary material for a motion picture project is acquired, either outright, through an option to acquire such rights, or by engaging a writer to create original literary material.  If the literary material is not in script form, a writer must be engaged to create a script.  The script must be sufficiently detailed to provide the production company and others participating in the financing of a motion picture with enough information to estimate the cost of producing the motion picture.  Projects in development do not always become completed motion pictures.

Pre-Production. During the pre-production stage, the production company usually selects a director, actors and actresses, prepares a budget and secures the necessary financing.  In cases involving unique or desired talent, commitments must be made to keep performers available for the picture.  Some pre-production activities may occur during development.

Principal Photography. Principal photography is the process of filming a motion picture and is the costliest stage of the production of a motion picture.  Principal photography may take up to twelve weeks to complete for some projects.  Bad weather at locations, the illness of a cast or crew member, disputes with local authorities or labor unions, a director's or producer's decision to re-shoot scenes for artistic reasons and other often unpredictable events can delay the scheduled completion of principal photography and substantially increase its costs.

Post-Production. During the post-production stage, the editing of the raw footage and the scoring and mixing of dialogue, music and sound effects tracks take place, and master printing elements are prepared.

The expenses associated with this four-step process for creating and finishing a film are referred to as its “negative costs.” Duplication of the master and advertising for a film are categorized as “P&A” and are not part of the negative costs of the production.

Distribution Overview

Motion picture revenue is derived from the worldwide licensing of a motion picture: (a) for theatrical exhibition; (b) for non-theatrical exhibition (viewing in airplanes, hotels, military bases and other facilities); (c) to pay television systems for delivery to television receivers by means of cable, over-the-air and satellite delivery systems; (d) to commercial television networks; (e) to local commercial television stations and (f) for reproduction on videos for home video use.  Revenue may also be derived from licensing “ancillary rights” to a motion picture for the creation of books, published music, soundtrack albums and merchandise.

Expenses incurred in distributing a motion picture are substantial and vary depending on many factors.  These factors include the initial response by the public to the motion picture, the nature of its advertising campaign, and the pattern of its release (e.g., the number of theaters booked and the length of time that a motion picture is in release).

Production

The Company plans to produce its pictures at the lowest possible cost consistent with the quality that it seeks to achieve.  The Company will attempt to avoid the substantial overhead associated with major production companies by maintaining a small permanent staff.  The Company does not own production facilities or equipment, but will adopt the practice of renting production facilities and equipment and engaging free-lance production staff, only as necessary, on a picture-by-picture basis.

2 See “Film Scheduling” 2nd Ed Ralph S. Singleton and “Hollywood Creative Guide” 5th Ed, 2007 E. Fleeks.

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The Company expects the total production period for a Company-produced motion picture to generally continue for as long as six months and, in some instances, even longer.  Multiple projects may run concurrently.  The following table represents the estimates of the time periods associated with each phase in the financing, production and distribution of a picture:

Financing period	8 weeks
Pre-Production	8 weeks
Principal Photography	6 weeks
Post-Production	10 weeks
Sneak Previews	35th week
Premiere	40th week
Limited opening	41st week

Distribution Approach

From a business perspective, the primary goal of the Company's film ventures is to maximize the revenues to it and to its investors; however, there can be no assurance that this goal will be achieved or that increased revenues will equate to a higher return on investment.  The ultimate commercial success of any motion picture is dependent on its distribution.  The Company believes that the most important initial objective in achieving this goal is to maximize proceeds from the United States theatrical release of its pictures, since it considers such theatrical performance to be the single most important determinant of a picture's performance in the subsequent markets of home Video/Podcasts, pay cable and free broadcast television and foreign markets.

The Company plans to approach prospective distributors with a completed or nearly completed film, thus potentially maximizing its bargaining position with respect to negotiating the terms of the distribution arrangements.  It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that the Company may secure for its motion pictures or television series.

To the extent that the Company engages in foreign distribution of its films, it will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

Tracking the Independent Dollar

The following breakdown is a simplified illustration meant to aid in a basic understanding of the revenue system for an independent project.

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XXX Feature Flm Project

($ Millions)

Domestic Box Office Gross	12.00
Exhibitor Share of Box Office (50%)	6.00
Distributor Share of Box Office (50%)	6.00

REVENUE:
Domestic:
Theatrical Rentals (50% of Box Office)	6.00
Domestic Ancillary (Home entertainment, TV, Cable, Digital)	4.00
Domestic Revenue Total	10.00

Foreign	5.00

TOTAL DISTRIBUTOR GROSS REVENUE	15.00

Less:
Production costs	3.00
Prints and advertising	3.00
TOTAL COSTS	6.00

GROSS INCOME:	9.00

Less Distributor’s Fees (35% of Gross Revenue)	5.25

Net Producer/Investor Income Before Taxes	3.75

In this illustration, proceeds are usually distributed in the following order: cost of prints and advertising, distributor’s fees, deferments and production costs, and then the remainder is the producer’s/investors’ share.

Financing Strategy

The Company proposes to secure equity funding to allow it to maintain consistent control of the filmmaking quality and production costs. This strategy allows for maximum flexibility in a rapidly changing marketplace, in which the availability of film entertainment is in constant change. The Company will not be able to execute on its business plan without at least $1,000,000 from the net proceeds of this Offering.  We currently plan to form a single purpose flow-through entity, such as a limited liability company or limited partnership for each film that we produce, where we will be the managing member or the general partner. Each single purpose entity will produce the film, be the union signatory, and raise any needed financing. We believe that this will facilitate our efforts to source financing for the films. The objective is for each film to gain a limited domestic exhibition, with additional revenues and recoupment of investment through ancillary marketplaces/platforms and foreign sales. For the Minimum Offering, approximately $250,000 has been allocated for the formation and marketing of one or more limited partnerships or limited liability company offerings for this effort. The remaining $841,000 will be used for general corporate purposes, including efforts to establish a secondary trading market for the shares sold in this Offering.

To the extent that more than the Minimum Offering is sold, proceeds will be used for an increased allocation for the preparation of flow-through entities and for film production. Investors need to understand that the number and types of film projects available to the Company are directly related to the amount of funding it receives.   Primary responsibility for the overall planning, financing and production of each motion picture will rest with our management.

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Whenever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle. Once a film package has been assembled, there are various methods of obtaining the funds needed to complete the production of a motion picture. Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer. We may also obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors. Further we will seek additional revenue from sponsors and product placement in our productions as an additional source of financing and revenue. These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment. We may, at management’s discretion, sell shares of our capital stock or exchange shares for services, to finance the production of films.

We may also take advantage of movie production incentives offered by most of the states in the U.S. Such incentives may consist of any of the following: tax credits based on the amount spent in the particular state, cash rebates, grants, sales tax exemptions, lodging exemptions, and fee-free locations for filming.

We may use any one or a combination of these or other techniques to finance our films.  We anticipate that any financing method will permit us to maintain control over the production.  There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

Distribution Arrangements

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company.  We have not as yet negotiated any distribution agreements.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors.  We will retain the right for ourselves to market the films on a jurisdiction-by-jurisdiction basis throughout the rest of the world, and to market television and other uses separately.  In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

To the extent that we may engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

Competition

The motion picture industry is intensely competitive. Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment. The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets. These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films. All of our competitors will likely be organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements. Our success will depend on public taste, which is both unpredictable and susceptible to rapid change.

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As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support.  Consequently, we may not be able to complete a motion picture.

In order to be competitive, we intend to create independent motion pictures that may appeal to a wide range of public taste both in the United States and abroad.  Investors must be aware that at this time we have produced one film, but have not yet distributed it. We may not be successful in doing so.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures.  Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws.  We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions.  Motion picture piracy is an industry-wide problem.  The motion picture industry trade association provides a piracy hotline and investigates all piracy reports.  The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation with the possibility of criminal prosecution.

Under the copyright laws of the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy.  We intend to register our films for copyright with the United States Copyright Office.  This office will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright.  Copyright in the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others.  Under the laws of the United States, these individuals are not always considered the "authors;" however, because a motion picture is frequently a "work made for hire."  In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance. A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death. For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas. We may lose an indeterminate amount of revenue as a result of motion picture piracy. Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

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Motion picture piracy is an international, as well as a domestic problem. It is extensive in many parts of the world.  In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures.  If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.3

Censorship

An industry trade association, the Motion Picture Association of America assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration. The film distributor generally submits its film to the Code and Rating Administration for a rating. We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions. These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first. In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain jurisdictions and media.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years. This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements. Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis. We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations. If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail.

We will use non-unionized talent whenever possible to reduce our costs of production. Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time. Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions. Strikes or other work stoppages by members of these unions could delay or disrupt our activities. The extent to which the existence of collective bargaining agreements may affect us in the future is not currently known.

Employees

As of November 30, 2018, we employed 2 full-time and no part-time people.

3 Motion Picture Academy of America, United Drive-In Theater Owners Association and National Association of Theater Owners annual reports 2007, 2008.

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Facilities

The Company uses the residence of Frank Reina for its offices, which space is currently being provided free of charge.  Currently, there are no proposed programs for the renovation, improvement or development of the facilities currently used.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The Company was originally incorporated in Colorado on December 4, 2014 as Colorado Green Ventures, Inc. On February 9, 2018, it entered into a share exchange transaction with Tao Entertainment, Inc., a California corporation (“Tao CA”), and issued 151,000,000 shares of its common stock to acquire all of the issued and outstanding shares of Tao CA. Tao CA was originally formed in California as a limited liability company on June 4, 2012 and later converted into a corporation on February 2, 2018. It conducts its business through a wholly-owned subsidiary, Egg White Productions, LLC, a California limited liability company, which was formed on June 4, 2012 to produce the film, Scrambled. As a result of the share exchange transaction, the historical financial statements are those of Tao CA.

Since our incorporation in June 2012, we have been engaged primarily in the production of a film, Scrambled, through a majority-owned subsidiary, Egg White Productions, LLC. Funds to pay for the costs of production were provided by a third party and are to be repaid based on a defined disbursement agreement upon realization of revenue from the exploitation of the film. Based on a memorandum of understanding with the third party, no interest accrues on the outstanding principal amount of the loan ($324,783 as of June 30, 2018 (unaudited) and December 31, 2017) and a contingent profit payment may be made at the sole discretion of the Company.

Operating Results

We have not yet generated any revenues and do not anticipate doing so until 2019 at the earliest.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016. Operating expenses for the fiscal year ended December 31, 2017 were approximately 29% less than those of the preceding fiscal year because there were less expenses due to a more limited working schedule for film promotion and development.

Six Months Ended June 30, 2018 Compared to Six Month Ended June 30, 2017 (unaudited). Operating expenses for the six months ended June 30, 2018 were approximately 46% less than those of the comparable 2017 period due to a more limited working schedule for film promotion and development.

Liquidity and Capital Resources

December 31, 2017. As of December 31, 2017, our working capital deficit was $(17,835), as compared to $(13,211) at December 31, 2016. The increase is due to the increased amount of loans from a member of Tao CA (now a shareholder of the Company), which is unsecured, payable on demand, and non-interest bearing, and represents distributions payable to that individual.

Cash used in operating activities, which totaled $26,307 in 2017, was offset by loans and cash contributions from members of Tao CA, totaling $29,240. Similarly in 2016, cash used in operating activities of $43,283 was offset by loans and cash contributions from members totaling $42,203.

June 30, 2018 (unaudited). At June 30, 2018, our working capital deficit increased to $(22,490) from $(17,835) at December 31, 2017.

Going Concern. Our financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated operating revenues since inception and has never paid any dividends. The continuation of the Company as a going concern is dependent upon its successful exploitation of its film asset, or the continued financial support from its shareholders, or the ability of the Company to obtain necessary equity and debt financing to continue. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. See Note 5 – Going Concern in the Notes to the Financial Statements in this Offering Circular.

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Plan of Operations

For the next 12 months, the Company will continue to rely on its principal shareholders to loan funds to the Company as needed if it is unable to market Scrambled for distribution and derive revenues from such distribution.

Proceeds from this offering will allow the Company to form and market master limited partnerships or other similar types of entities to provide the funding necessary for its films and the films of others. In the next three to five years, the Company plans to develop and produce no less than three feature films of various audience-friendly genres in the $1 to $10 million dollar budget range and possibly television projects. The Company proposes to form a single purpose entity to produce each film, become union signatory and raise additional financing if needed. The objective is for each film to gain a limited domestic run, with additional revenues and recoup of investment through ancillary marketplaces/platforms and foreign sales. Successful completion of only the Minimum Offering will enable the Company to form and market at least one flow-through entity to produce a feature film. Accordingly, management believes that proceeds from the Minimum Offering will satisfy its cash requirements for at least six months.

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DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers, and their ages as of October 31, 2018, are as follows:

Name	Position	Age	Term of Office

Robert Stone	President and Director	37	February 2018
George Cole	Chief Operating Officer and Director	71	February 2018
Frank Reina	Secretary and Director	37	February 2018

All of our executive officers work on a part-time basis for us. There are no family relationships between any director or executive officer. During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

Robert Stone founded Tao CA with Frank Reina in June 2012. He began his involvement in the film industry in 2003 when he worked at the Robert Evans Company as an assistant to the producer. He has experience in talent management (Essential Talent Management, December 2004 to January 2006; and McKeon/Myones Entertainment, January 2006 to January 2008), as well as production, working as a freelance production management/coordinator on various television and film projects from January 2008 to December 2010. Since February 2012, he has been a finance, strategy and business development consultant with Paradigm Talent Agency. In addition, for the past five years, he has worked with Tao CA. Mr. Stone graduated from the University of Colorado at Boulder in 2003 and received an MBA degree in finance and international business from Loyola Marymount University in 2011.

George Cole began a business consulting firm in the late 1970’s in connection with his family’s real estate investment business. He has been the president of Jayhawker Investment Holdings, Inc. since July 1971, a Denver-based holding company that assists its portfolio companies with financing, business consulting and marketing services. Jayhawker focuses on the natural resources, media and entertainment, and real estate sectors.

Frank Reina founded Tao CA with Robbie Stone in June 2012. He studied film at Hofstra University in New York from 1999 to 2002, and earned his Bachelor of Arts degree from Columbia College in 2005. He worked for at Paramount Studios for the Robert Evans Company from October 2003 to March 2005 as an executive assistant to the principals of the company. He also worked as a motion picture talent agent at Paradigm Talent Agency from March 2005 to January 2009. Scrambled is Frank Reina's feature film directorial debut. He is also the writer, director, producer, and editor of the highly entertaining short films Shit!, Straw Berries!, White Shark, and Star Tails. He has also served as the chief of staff to Spiro Razatos, a stunt coordinator known for his work in action movies such as the Fast and Furious films, Captain America: Civil War, and Venom.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None of our executive officers or directors received any compensation from the Company during the fiscal year ended December 31, 2017. No compensation is anticipated to be paid for the fiscal year ending December 31, 2018.

To the extent the Company has funds available to do so, it proposes to pay each of Messrs. Stone and Reina an annual salary of $125,000. In addition, it proposes to pay a $75,000 bonus to each of them upon the successful completion of two motion pictures or the formation and funding of a master limited partnership.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

Future Compensation

The Board of Directors intends to create a bonus compensation plan and stock option plan for the benefit of the Company’s executives. To the extent that a bonus compensation plan and/or a stock option plan is finalized, such plans will be overseen at the direction of the Company’s board of directors. Any bonus compensation and any award of stock options is not guaranteed; rather they will be awarded at the discretion of the Board and will be based on the achievement of operational milestones and the executive’s performance, jointly.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock, as of November 30, 2018 by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our common stock, and (ii) all of the current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Name and address of beneficial owner (1)	Amount of nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Percent of class (3)
George Cole (4)	82,757,350	-0-	32.9%
Frank Reina	74,500,000	-0-	29.7%
Robert Stone	73,000,000	-0-	29.1%
Jayhawker Investment Holdings, Inc.	67,757,350	-0-	27.0%
All directors and officers as a group (3 persons) (4)	230,257,350	-0-	91.6%

*less than 1%

(1)	The address of those listed is c/o Tao Entertainment, Inc., 9061 Keith Avenue, #206, West Hollywood, CA 90069.

(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)	Based on 251,257,350 shares outstanding prior to this offering.

(4)	Includes 67,757,350 shares owned of record by Jayhawker Investment Holdings, Inc. of which Mr. Cole is the President, a director and 35.6% shareholder.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Robert Stone did not take his share of distributions from Tao CA when it was a limited liability company and was owed $18,145 and $13,521 as of December 31, 2017 and 2016, respectively. The debt is unsecured, payable on demand, and non-interest bearing.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions, and we will maintain at least two independent directors on our board of directors to review all material transactions with affiliates.

27

SECURITIES BEING OFFERED

Our authorized capital stock consists of 500,000,000 shares of common stock. As of November 30, 2018, we had 251,257,350 shares of common stock outstanding.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Colorado law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

The Company is in the process of selecting a transfer agent and registrant for its common stock.

28

SELLING SECURITYHOLDERS

The following table sets forth the name of the selling securityholders, the number of shares of common stock beneficially owned by them prior to this offering, the number of Selling Securityholder Shares being offered pursuant to this Offering Circular, and the number of shares and percentage of outstanding shares of common stock to be beneficially owned by them after this offering, assuming that all of the Selling Securityholder Shares are sold in the offering.

The Selling Securityholder Shares sold in the offering shall be allocated pro rata among the selling securityholders. Mr. George Cole is an officer and director of the Company.

We will pay all of the expenses of the offering, but will not receive any of the proceeds from the sale of the Selling Securityholder Shares in the offering.

Name	Number of Shares Owned	% of Common Stock Prior to Offering	Number of Shares to be Sold in Offering	Number of Shares Owned After Offering	% of Common Stock After the Offering
Sandra Azcarate	15,000,000	6.0%	3,700,000	11,300,000	4.2%
George Cole (1)	15,000,000	6.0%	3,000,000	12,000,000	4.4%
Jeffrey Esses	1,000,000	0.4%	500,000	500,000	0.2%
			7,200,000

(1)	Does not include 67,757,350 shares owned of record by Jayhawker Investment Holdings, Inc. of which Mr. Cole is the President, a director and 35.6% shareholder.

29

PLAN OF DISTRIBUTION

We are offering a minimum of 3,500,000 shares of common stock and a maximum of 27,200,000 shares of common stock on a “best efforts” basis. The offered shares consist of 20,000,000 newly issued shares (the “Company Offered Shares”) and 7,200,000 of our outstanding shares to be sold by three of our shareholders (the “Selling Securityholder Shares”). We will not receive any of the proceeds from the sale of the Selling Securityholder Shares in the offering. Shares sold in the offering will be allocated pro rata between the Company Offered Shares and Selling Securityholder Shares.

If $1,750,000 in subscriptions for the shares (the “Minimum Offering”) is not deposited in escrow on or before ______________ (the “Minimum Offering Period”), all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the Minimum Offering Period. If this minimum offering amount has been deposited by _________________, the offering may continue until the earlier of ____________ (which date may be extended at our option) or the date when all shares have been sold.

We are not selling the shares through commissioned sales agents or underwriters. We will use our existing website, www.tao-entertainment.com, to provide notification of the offering. Persons who desire information will be directed to _________________________, a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. We will pay _______________ $__ per investor.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the ____________ website.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The investment limitation does not apply to accredited investors, as that term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

•	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•	a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

30

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•	a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

31

FINANCIAL STATEMENTS

32

INDEPENDENT AUDITORS’ REPORT

July 5, 2018

To the Members

TAO Entertainment, LLC

West Hollywood, CA

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of TAO Entertainment, LLC which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of net loss, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TAO Entertainment, LLC as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

F-1

TAO Entertainment, LLC

July 5, 2018

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEISS ACCOUNTANCY CORPORATION

F-2

TAO ENTERTAINMENT, LLC

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

	2017	2016

ASSETS

Current Assets
Cash	$310	$310

Non-Current Assets
Capitalized film production costs	334,232	334,177
Property and equipment, net	2,640	-

	336,872	334,177

	$337,182	$334,487

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
Loans from member	$18,145	$13,521

Long-Term Liabilities
Deferred payments	6,000	6,000
Production loan	324,783	324,783

	330,783	330,783

	348,928	344,304

Members' Deficit	(11,746)	(9,817)

	$337,182	$334,487

See accompanying notes to consolidated financial statements.

F-3

TAO ENTERTAINMENT, LLC

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE YEARS ENDED DECMEBER 31, 2017 AND 2016

	2017	2016

Revenues	$-	$-

Operating Expenses
Distribution and marketing	15,824	29,912
General and administrative	10,721	7,270

	26,545	37,182

Net Loss	$(26,545)	$(37,182)

See accompanying notes to consolidated financial statements.

F-4

TAO ENTERTAINMENT, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' DEFICIT

FOR THE YEARS ENDED DECMEBER 31, 2017 AND 2016

	2017	2016

Members' Deficit, beginning	$(9,817)	$(10,817)

Net Loss	(26,545)	(37,182)

Members Contributions	24,616	38,182

Members' Deficit, ending	$(11,746)	$(9,817)

See accompanying notes to consolidated financial statements.

F-5

TAO ENTERTAINMENT, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECMEBER 31, 2017 AND 2016

	2017	2016

Cash Flows from Operating Activities
Net loss	$(26,545)	$(37,182)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	293	-
Increase in capitalized film production costs	(55)	(6,101)

Net cash used in operating activities	(26,307)	(43,283)

Cash Flows from Investing Activities
Acquisitions of property and equipment	(2,933)	-

Cash Flows from Financing Activities:
Net increase in loans from member	4,624	4,021
Cash contributions by members	24,616	38,182

Net cash provided by financing activities	29,240	42,203

Net Decrease in Cash	-	(1,080)

Cash, Beginning	310	1,390

Cash, Ending	$310	$310

See accompanying notes to consolidated financial statements.

F-6

TAO ENTERTAINMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 1 - Accounting Policies

Organization and Nature of Operations

The Company is organized as a California limited liability company. The members of a limited liability company are not personally liable for any debt, obligation or liability of the company. Through its wholly owned subsidiary, Egg White Productions, LLC, the Company produces low-budget motion pictures for distribution.

Generally Accepted Accounting Principles

These consolidated financial statements have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of TAO Entertainment, LLC (the “Parent Company”), and its wholly-owned subsidiary, Egg White Productions, LLC (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Capitalized Film Production Costs

The Company capitalizes costs of production and acquisition, including financing costs and production overhead, to capitalized film production costs. These costs for an individual film are amortized and participation and residual costs are accrued to direct operating expenses in the proportion that current year’s revenues bear to management’s estimates of the ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of such film. Capitalized film production costs is stated at the lower of amortized cost or estimated fair value. The valuation of investment in capitalized film production costs is reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost. In determining the fair value of the films, the Company employs a discounted cash flows ("DCF") methodology with assumptions for cash flows. Key inputs employed in the DCF methodology include estimates of a film's ultimate revenue and costs as well as a discount rate. The discount rate utilized in the DCF analysis is based on the Company’s weighted average cost of capital plus a risk premium representing the risk associated with producing a particular film. The fair value of any film costs associated with a film that the Company plans to abandon is zero. As the primary determination of fair value is determined using a DCF model, the resulting fair value is considered a Level 3 measurement (as defined below). Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in our future revenue estimates.

F-7

TAO ENTERTAINMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 1 - Accounting Policies (continued)

Capitalized Film Production Costs (continued)

As of December 31, 2017 and 2016, capitalized film production costs are carried at cost at a balance of $334,232 and $334,177, respectively. The costs are associated with the one film, Scrambled, that the Company has produced to date. No amortization or impairment has been recorded as the Company continues to seek exploitation opportunities for the film and believes these costs to be realizable.

Property and Equipment

Property and equipment consists of office and production equipment and is stated at cost. Depreciation is provided using the straight-line method over 5 years.

Deferred Payments

The Company has entered into certain agreements with service providers during the production of the Company’s film, Scrambled. These agreements call for deferred payments that are earned upon completion of the services provided, and are due and payable upon ultimate exploitation of the film pursuant to the defined disbursement agreement discussed in Note 4 below.

Income Taxes

The Parent Company is treated as a domestic limited liability company for federal income tax purposes. As a result, the Parent Company does not incur a federal income tax liability, and the members are individually responsible for taxes on items of partnership income, gain, loss and deduction. The State of California imposes a limited liability company tax of $800. In addition the Parent Company is subject to a limited liability company fee based on gross income.

The Subsidiary Company is a single member LLC that is disregarded for federal income tax purposes and does not incur federal income taxes. All of the Subsidiary Company activity is reported on the federal and state income tax returns of the Parent Company and are subject to taxation as described in the preceding paragraph. The State of California imposes a limited liablity company tax of $800. In addition, the Subsidiary Company is subject to a limited liability company fee based on gross income.

The Company does not record a provision for US federal, state, or local income taxes, because the members report their share of the Company’s income or loss on their income tax returns. The Company files an income tax return in the US federal jurisdiction and may file income tax returns in various US states. The Company is generally subject to examination by U.S. federal (or state and local) income tax authorities for three or four years from the filing of a tax return.

Advertising

The Company expenses advertising costs as they are incurred.

F-8

TAO ENTERTAINMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 1 - Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair value of the Company’s financial instruments reflects the amounts that the Company estimates it will receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). The fair value hierarchy that prioritizes the use of inputs used in valuation techniques is as follows:

Level 1 – quoted prices in active markets for identical assets and liabilities;

Level 2 – observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data;

Level 3 – unobservable inputs reflecting management’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts payable, accrued expenses and amounts due to third parties, approximate their fair values due to their short maturities.

The Company’s management believes capitalized film production costs would be categorized under Level 3, as defined above, and their cost approximates their fair value. The Company does not currently have a revenue stream from which to estimate discounted cash flows. Furthermore, the Company has not identified any factors that could indicate there is impairment of the capitalized film production cost asset.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

F-9

TAO ENTERTAINMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 1 - Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In applying ASU 2014-09, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB’s ASC. ASU 2014-09 is effective for annual reporting periods (including interim periods within that reporting period) beginning after December 15, 2017 and shall be applied using either a full retrospective or modified retrospective approach. Early application is not permitted. In August 2015, FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 for all companies for all annual periods beginning after December 15, 2018 with early adoption permitted only as of annual reporting periods beginning after December 31, 2017, including interim periods within the reporting period. In March 2016, the FASB issued ASU 2016-08 as an amendment to ASU 2014-09, which clarifies how to identify the unit of accounting for the principal versus agent evaluation, how to apply the control principle to certain types of arrangements, such as service transactions, and reframed the indicators in the guidance to focus on evidence that an entity is acting as a principal rather than as an agent. The Company will adopt the new standard effective January 1, 2019, using the modified retrospective approach. The Company has not determined if this guidance will have a material impact on our consolidated financial statements.

In April 2015, the FASB issued an accounting standards update relating to the presentation of debt issuance costs. The accounting update requires companies to present debt issuance costs related to a recognized debt liability presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than as an asset. The guidance is effective for our fiscal year beginning January 1, 2016, with early adoption permitted. We have adopted this guidance and accordingly, the production loan in our consolidated balance sheets is recorded net of debt issuance costs (see Note 4).

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 changes accounting for leases and requires lessees to recognize the assets and liabilities arising from all leases, including those classified as operating leases under previous accounting guidance, on the balance sheet and requires disclosure of key information about leasing arrangements to increase transparency and comparability among organizations. The new guidance is effective for annual periods beginning after December 15, 2019. Early adoption is permitted. The Company is in the process of determining the effects the adoption will have on its financial.

With the exception of the updated standards discussed above, there have been no new accounting pronouncements not yet effective that have significance, or potential significance, to the Company’s financial statements.

Note 2 - Property and Equipment

During the year ended December 31, 2017, the Company acquired office and production equipment with a cost totaling $2,933. Accumulated depreciation as of December 31, 2017 was $293.

Depreciation expense was $293 for the year ended December 31, 2017.

F-10

TAO ENTERTAINMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 3 – Related Party Transactions

Loans from Member

As of December 31, 2017 and 2016 the Company was indebted to one of its members in the amount of $18,145 and $13,521, respectively. The debt is unsecured, payable on demand, is non-interest bearing, and represents distributions payable to the member.

Note 4 – Production Loan

Shortly after formation of the Company, it entered into an arrangement whereby a third party would provide funding for the production of the Company’s first film. The arrangement called for $350,000 in funding, less any transaction costs and bank fees. Pursuant to a Memorandum of Understanding (MOU) between the parties, the principal amount is to be used to pay for the costs associated with the production and shall be due and payable based on a defined disbursement agreement upon realization of revenue from the exploitation of the film. The MOU further states that no interest shall accrue on the principal and a contingent profit payment may be made at the sole discretion of the Company.

As of December 31, 2017 and 2016, the balance outstanding on this loan, net of debt issuance costs of $25,217, was $324,783.

Note 5 – Going Concern

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $26,545 during the year ended December 31, 2017, and as of that date, the Company's total liabilities exceeded its total assets by $11,746. Those factors, as well as the uncertain conditions that the Company faces regarding the realization of its capitalized film production costs (see Note 1), create a substantial doubt about the Company's ability to continue as a going concern for the year following the date the financial statements are available to be issued. Management of the Company has evaluated these conditions and has proposed a plan to market and promote its film asset and is pursuing alternate financing sources. The ability of the Company to continue as a going concern and meet its obligations as they become due is dependent on successful exploitation of its film asset or its ability to complete alternate financing arrangements. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 6 – Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated subsequent events and transactions for potential recognition or disclosure through July 5, 2018, the date the financial statements were available to be issued and has identified the following items warranting disclosure in the consolidated financial statements.

On June 19, 2018, the members of the Company executed a Memorandum of Understanding that incorporated by reference the production loan that was received in June 2012. See Note 4 for further discussion.

F-11

TAO ENTERTAINMENT, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

Note 6 – Subsequent Events (continued)

As of the date of issuance of the consolidated financial statements, the Company was anticipating filing a stock offering pursuant to Securities and Exchange Commission Regulation A on the OTC Market. The intended purpose of the anticipated financing transaction is to raise capital for operating expenditures as well as creating a fund for future investment in film production projects.

F-12

TAO ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEET

JUNE 30, 2018 (UNAUDITED)

June 30, 2018

Current Assets:
Cash	$155
Total current assets	155
Non-Current Assets:
Capitalized film production costs	334,232
Property and equipment, net	2,347
Total non-current assets	336,579
Total Assets	$336,734

LIABILITIES AND SHAREHOLDERS' OR MEMBERS' DEFICIT

Current Liabilities:
Loans from member	$18,145
Loans from other	4,500
Total current liabilities	22,645
Long-Term Liabilities:
Accounts payable	9,350
Deferred payments	6,000
Production loan	324,783
Total long-term liabilities	340,133
Total Liabilities	362,778

Shareholders' or Members' Deficit	(26,044)
Total Liabilities and Shareholders' or Members' Deficit	$336,734

See accompanying notes to consolidated financial statements.

F-13

TAO ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

2018

Revenues	$-
Operating Expenses
General and administrative	14,298
Net Loss	$(14,298)

See accompanying notes to consolidated financial statements.

F-14

TAO ENTERTAINMENT, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ OR MEMBERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

For the six-month period ended June 30, 2018

Members' Deficit, beginning (January 1, 2018)	$(11,746)

Net Loss (January 1, 2018 to February 2, 2018)	(48)

Members' Deficit at February 2, 2018	(11,794)

Net Loss (February 3, 2018 to June 30, 2018)	(14,250)

Shareholders' Deficit June 30, 2018	$(26,044)

See accompanying notes to consolidated financial statements.

F-15

TAO ENTERTAINMENT, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

2018
Cash Flows from Operating Activities
Net Loss	$(14,298)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	293
Increase in accounts payable	9,350
Net cash used in operating activities	(4,655)

Cash Flows from Financing Activities:
Increase in loans from other	4,500
Net cash provided by financing activities	4,500
Net Decrease in Cash	(155)
Cash, Beginning	310
Cash, Ending	$155

See accompanying notes to consolidated financial statements.

F-16

TAO ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

Note 1 - Accounting Policies

Organization and Nature of Operations

The Company was organized as a Colorado corporation on December 4, 2014 under the name Colorado Green Ventures, Inc. (“CGV”). The shareholders of a corporation are not personally liable for any debt, obligation or liability of the company.

Tao Entertainment, LLC (California limited liability corporation) was formed on June 4, 2012. On February 2, 2018, Tao Entertainment, LLC converted from an LLC to Tao Entertainment Inc., (a California corporation, referred to hereinafter as “TE California”). Through its wholly owned subsidiary, Egg White Productions, LLC, TE California produces low-budget motion pictures for distribution.

On February 2, 2018, the shareholders of TE California exchanged their shares to CGV in exchange for shares of capital stock of CGV, and the shareholders of TE California were provided 60.1% of the outstanding stock of CGV in this transaction, and CGV acquired 100% of the TE California’s stock. Therefore, TE California became a wholly owned subsidiary of CGV. No change in financial condition occurred during this transition and all business remain constant with that noted in the audited financial statements as of December 31, 2017.

On February 12, 2018, CGV, changed its name to Tao Entertainment, Inc., and is the parent company to TE California and its subsidiary Egg White Productions, LLC.

Generally Accepted Accounting Principles

These financial statements have been prepared in accordance with United States ("U.S.") generally accepted accounting principles ("GAAP").

Principles of Consolidation

The accompanying financial statements include the accounts of TAO Entertainment, Inc. (the "Parent Company"), and its wholly-owned subsidiary, TE California, together with its wholly-owned subsidiary, Egg White Productions, LLC (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Capitalized Film Production Costs

The Company capitalizes costs of production and acquisition, including financing costs and production overhead, to capitalized film production costs. These costs for an individual film are amortized and participation and residual costs are accrued to direct operating expenses in the proportion that current year's revenues bear to management's estimates of the ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of such film. Capitalized film production costs are stated at the lower of amortized cost or estimated fair value. The valuation of

F-17

TAO ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

Note 1 - Accounting Policies (continued)

Capitalized Film Production Costs (continued)

investment in capitalized film production costs is reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost. In determining the fair value of the films, the Company employs a discounted cash flows ("DCF") methodology with assumptions for cash flows. Key inputs employed in the DCF methodology include estimates of a film's ultimate revenue and costs as well as a discount rate. The discount rate utilized in the DCF analysis is based on the Company's weighted average cost of capital plus a risk premium representing the risk associated with producing a particular film. The fair value of any film costs associated with a film that the Company plans to abandon is zero. As the primary determination of fair value is determined using a DCF model, the resulting fair value is considered a Level 3 measurement (as defined below). Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in our future revenue estimates.

As of June 30, 2018, capitalized film production costs are carried at cost at a balance of $334,232. The costs are associated with the one film, Scrambled, that the Company has produced to date. No amortization or impairment has been recorded as the Company continues to seek exploitation opportunities for the film and believes these costs to be realizable.

Property and Equipment

Property and equipment consists of office and production equipment and is stated at cost. Depreciation is provided using the straight-line method over 5 years.

Deferred Payments

The Company has entered into certain agreements with service providers during the production of the Company's film, Scrambled. These agreements call for deferred payments that are earned upon completion of the services provided and are due and payable upon ultimate exploitation of the film pursuant to the defined disbursement agreement discussed in Note 4 below.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

F-18

TAO ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

Note 1 - Accounting Policies (continued)

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards.  Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. The Company had net operating loss carryforwards of $14,250 as of June 30, 2018. The Company pays Federal and Colorado income taxes at rates of approximately 21% and 4.6%, respectively, and has used an effective blended rate of 25.4% to derive net tax assets of $3,620 as of June 30, 2018, resulting from its net operating loss carryforwards and other temporary book to tax differences. Due to uncertainty as to the Company’s ability to generate sufficient taxable income in the future to utilize the net operating loss carryforwards before they begin to expire in 2038, the Company has recorded a full valuation allowance to reduce the net deferred tax asset to zero.

The State of California imposes a corporation tax of $800 annually on the subsidiary. The Company is generally subject to examination by U.S. federal (or state and local) income tax authorities for three or four years from the filing of a tax return.

Advertising

The Company expenses advertising costs as they are incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value

The fair value of the Company's financial instruments reflects the amounts that the Company estimates it will receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). The fair value hierarchy that prioritizes the use of inputs used in valuation techniques is as follows:

Level 1-quoted prices inactive markets for identical assets and liabilities;

Level 2 - observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data;

Level 3 - unobservable inputs reflecting management's assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

F-19

TAO ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

Note 1-Accounting Policies (continued)

Fair Value (continued)

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts payable, accrued expenses and amounts due to third parties, approximate their fair values due to their short maturities.

The Company's management believes capitalized film production costs would be categorized under Level 3, as defined above, and their cost approximates their fair value. The Company does not currently have a revenue stream from which to estimate discounted cash flows. Furthermore, the Company has not identified any factors that could indicate there is impairment of the capitalized film production cost asset.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

In applying ASU 2014-09, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB's ASC. ASU 2014-09 is effective for annual reporting periods (including interim periods within that reporting period) beginning after December 15, 2017 and shall be applied using either a full retrospective or modified retrospective approach. Early application is not permitted. In August 2015, FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 for all companies for all annual periods beginning after December 15, 2018 with early adoption permitted only as of annual reporting periods beginning after December 31, 2017, including interim periods within the reporting period. In March 2016, the FASB issued ASU 2016-08 as an amendment to ASU 2014-09, which clarifies how to identify the unit of accounting for the principal versus agent evaluation, how to apply the control principle to certain types of arrangements, such as service transactions, and reframed the indicators in the guidance to focus on evidence that an entity is acting as a principal rather than as an agent. The Company will adopt the new standard effective January 1, 2019, using the modified retrospective approach. The Company has not determined if this guidance will have a material impact on our consolidated financial statements.

In April 2015, the FASB issued an accounting standards update relating to the presentation of debt issuance costs. The accounting update requires companies to present debt issuance costs related to a recognized debt liability presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than as an asset. The guidance is effective for our fiscal year beginning January 1, 2016, with early adoption permitted. We have adopted this guidance and accordingly, the production loan in our consolidated balance sheets is recorded net of debt issuance costs (see Note 4).

F-20

TAO ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

Note 1-Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016- 02 changes accounting for leases and requires lessees to recognize the assets and liabilities arising from all leases, including those classified as operating leases under previous accounting guidance, on the balance sheet and requires disclosure of key information about leasing arrangements to increase transparency and comparability among organizations. The new guidance is effective for annual periods beginning after December 15, 2019. Early adoption is permitted. The Company is in the process of determining the effects the adoption will have on its financial.

With the exception of the updated standards discussed above, there have been no new accounting pronouncements not yet effective that have significance, or potential significance, to the Company's financial statements.

Note 2 - Property and Equipment

During the six months ended June 30,2018, the Company did not acquire office and production equipment. Accumulated depreciation as of June 30, 2018 was $586.

Depreciation expense was $293 for the six months ended June 30, 2018.

Note 3-Related Party Transactions

Loans from Member

As of June 30, 2018, the Company was indebted to one of its members in the amount of $18,145. The debt is unsecured, payable on demand, is non-interest bearing, and represents distributions payable to the member.

Note 4 -Production Loan

Shortly after formation of the Company, it entered into an arrangement whereby a third party would provide funding for the production of the Company's first film. The arrangement called for $350,000 in funding, less any transaction costs and bank fees. Pursuant to a Memorandum of Understanding (MOU) between the parties, the principal amount is to be used to pay for the costs associated with the production and shall be due and payable based on a defined disbursement agreement upon realization of revenue from the exploitation of the film. The MOU further states that no interest shall accrue on the principal and a contingent profit payment may be made at the sole discretion of the Company.

On June 19, 2018, the members of the Company executed a Memorandum of Understanding that incorporated by reference the production loan that was received in June 2012. See Note 4 for further discussion.

F-21

TAO ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

Note 4 -Production Loan (continued)

As of June 30, 2018, the balance outstanding on this loan, net of debt issuance costs of $25,217, was $324,783.

Note 5- Shareholders’ Equity

The Company has authorized 500,000,000 shares of no par value common stock.

Prior to the merger transaction described in Note 1, the Company had 100,257,350 shares of common stock outstanding. As part of the merger agreement, the Company issued to the shareholders of TE California 151,000,000 shares of its common stock for the acquisition of 100% of TE California. As of June 30, 2018, the Company has 251,257,350 shares of common stock issued and outstanding.

Note 6-Going Concern

As shown in the accompanying financial statements, the Company incurred a net loss of $14,298 during the six months ended June 30, 2018, and as of that date, the Company's total liabilities exceeded its total assets by $26,044. Those factors, as well as the uncertain conditions that the Company faces regarding the realization of its capitalized film production costs (see Note 1), create a substantial doubt about the Company's ability to continue as a going concern for the year following the date the financial statements are available to be issued. Management of the Company has evaluated these conditions and has proposed a plan to market and promote its film asset and is pursuing alternate financing sources. The ability of the Company to continue as a going concern and meet its obligations as they become due is dependent on successful exploitation of its film asset or its ability to complete alternate financing arrangements. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 7-Subsequent Events

In preparing these financial statements, the Company has evaluated subsequent events and transactions for potential recognition or disclosure through December 6, 2018, the date the financial statements were available to be issued. No items were identified which warranted disclosure in the consolidated financial statements.

As of the date of issuance of the financial statements, the Company was anticipating filing a stock offering with the Securities and Exchange Commission in reliance on Regulation A. The intended purpose of the anticipated financing transaction is to raise capital for operating expenditures as well as creating a fund for future investment in film production projects.

F-22

PART III

Item 16.	Index to Exhibits

Item 17 Number	Exhibit
2.1	Articles of Incorporation, as amended
2.2	Bylaws
4.1	Form of Subscription Agreement*
6.1	Memorandum of Understanding regarding Production Loan
7.1	Agreement and Plan of Share Exchange
8.1	Form of Escrow Agreement*
11.1	Consent of Weiss Accountancy Corporation
12.1	Opinion of Doida Law Group LLC*

*        To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hollywood, State of California, on January 28, 2019.

TAO ENTERTAINMENT, INC.

By:	/s/ Robert Stone
Robert Stone, President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Stone	President and Director (Principal Executive, Financial and Accounting Officer)	January 28, 2019
Robert Stone

/s/ George Cole	Chief Operating Officer and Director	January 28, 2019
George Cole

/s/ Frank Reina	Secretary and Director	January 28, 2019
Frank Reina